Exhibit 99.1

GENERAL MOTORS

THIRD-QUARTER 2018 EARNINGS

GM Reports Income of $2.5 Billion and EBIT-adjusted of $3.2 Billion

- Strong EPS diluted of $1.75; record third-quarter EPS diluted-adjusted of $1.87.
- Strong results in North America driven by all-new full-size trucks, and crossovers.
- Third-quarter records for GM China equity income and GM Financial EBT; record quarter for GM Financial revenue.

Q3 2018 RESULTS OVERVIEW

	Net Revenue	Income	Auto Operating Cash Flow	EPS Diluted
GAAP	$35.8 B	$2.5 B	$2.5 B	$1.75
vs. Q3 2017	+ 6.4%	+ 2,123%	+ $1.3 B	+ 2,088%
	EBIT-adj. Margin	**EBIT-adj.**	**Adj. Auto FCF**	**EPS Diluted-adj.**
Non-GAAP	8.8%	$3.2 B	$0.4 B	$1.87
vs. Q3 2017	+ 1.3 pts	+ 25.0%	+ $1.3 B	+ 41.7%

"Our third-quarter performance demonstrates our determination to manage risks and deliver strong business results while continuing to advance the future of mobility."

– Mary Barra, Chairman and CEO

NORTH AMERICA HIGHLIGHTS

GM North America posted strong margins of 10.2 percent in the third quarter, driven by an increase in average transaction prices that rose to record Q3 highs.

The first light-duty 2019 Chevrolet Silverados and GMC Sierras began arriving in dealerships in August. Customer deliveries of the Silverado LTZ and High Country and the GMC Sierra SLT, Denali and AT4 crew-cab models have exceeded expectations as production ramps up to meet expected demand. GM expects to ship about 120,000 of the new trucks in the second half of 2018. Production of the all-new Chevrolet Blazer will begin late in the fourth quarter.

HONDA JOINS GM CRUISE

In October, GM announced that Honda will join Cruise and GM to build a new autonomous vehicle. The purpose-built AV will serve a wide variety of use cases and be manufactured at high volume for global deployment.

In addition to its $750 million equity investment in Cruise, Honda committed another $2 billion to Cruise, including development costs for the purpose-built AV. With this transaction, Cruise has now attracted $5 billion in external capital and is valued at $14.6 billion.



GMC

2019 GMC Sierra Denali

GM FINANCIAL GROWTH

GM Financial delivered an all-time record for revenue and third-quarter record EBT of $0.5 billion, resulting from portfolio growth and stable credit.

CHINA PERFORMANCE

Despite challenging market conditions, GM China achieved record third-quarter equity income, driven by a strong mix of vehicles in popular segments, led by record Cadillac sales and strong Chevrolet deliveries. GM China is introducing 10 new or refreshed models in the second half of 2018.

The Baojun E200 launched in September. Along with the Buick VELITE 6 unveiled earlier this year, these are the first in a wave of electric vehicles launching in China in the next several years.

SEGMENT RESULTS (EBIT-ADJUSTED - $B)

	North America		International		GM Cruise		GM Financial (EBT)	
	Q3 18	Q3 17	Q3 18	Q3 17	Q3 18	Q3 17	Q3 18	Q3 17
	2.8	2.1	0.1	0.4	(0.2)	(0.2)	0.5	0.3
	EBIT-adj. margin of 10.2% due to all-new full-size trucks, continued crossover performance and overall favorable pricing.		Results include record Q3 China equity income of $0.5 billion, offset by continued weakness of South American currencies.		Based on the current rate of iteration, Cruise continues to target commercialization in 2019 in a dense urban environment.		Continued strong EBT and revenue growth; GMF to pay a dividend to GM commencing in the fourth quarter.	

> **"Our disciplined approach to the U.S. market, combined with strength in China and further growth of GM Financial, drove a very strong quarter. We will continue to take actions to mitigate headwinds including foreign currency volatility and commodity costs."**
>
> ***– Dhivya Suryadevara, Chief Financial Officer***

Q3 VEHICLE SALES

GM delivered nearly 700,000 vehicles in the U.S. in the third quarter. Average transaction prices rose to a third-quarter record of more than $36,000, up about $800 per unit year over year and $4,000 above industry average.

Sales of the Chevrolet Tahoe, Suburban and GMC Yukon full-size SUVs were up approximately 12 percent year over year. The Chevrolet Colorado and GMC Canyon posted the best third-quarter midsize pickup sales since 2004.

GM China delivered nearly 836,000 vehicles in the third quarter. Chevrolet gained momentum as year-to-date sales were up 10 percent, led by higher-content crossovers including the Equinox, which saw 29 percent growth compared to a year ago.

Cadillac sales in China set a third-quarter record, up 4 percent year over year and up 20 percent year to date. The brand is capitalizing on the country's luxury trend, and sales are expected to grow for the full year.

For details on GM's global sales, click here.

PROGRESS IN ELECTRIC VEHICLES

As previously announced, GM is increasing production of the Bolt EV in the fourth quarter by 20 percent to meet growing demand.

GM has partnered with Delta Electronics to develop faster EV charging technology. GM will deliver a prototype vehicle capable of a 180-mile range with less than 10 minutes of charging.

CADILLAC GAINING MOMENTUM

Cadillac's first-ever XT4 compact luxury SUV began arriving in showrooms in the U.S., Canada and China in the third quarter. Cadillac will introduce a new model every six months through 2020, continuing next with the three-row XT6.

Super Cruise received the top spot in Consumer Reports' ranking of partially automated driving systems. Earlier this year, Cadillac announced Super Cruise technology will become available on every model starting in 2020.



2019 Cadillac XT4

LIQUIDITY ($B)

(excludes GM Financial)

	Q3 18	Q4 17
Cash and Current Marketable Securities (includes GM Cruise)	19.8	19.6
Total Liquidity	33.9	33.6

MEDIA CONTACT



Tom Henderson
GM Finance Communications
313-410-2704
tom.e.henderson@gm.com

INVESTOR CONTACT



Michael Heifler
GM Investor Relations
313-418-0220
michael.heifler@gm.com

GENERAL MOTORS

General Motors (NYSE:GM) is committed to delivering safer, better and more sustainable ways for people to get around. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Cadillac, Chevrolet, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, Maven, its personal mobility brand, and Cruise, its autonomous vehicle ridesharing company, can be found at gm.com.

Cautionary Note on Forward-Looking Statements.

This presentation and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of crossovers, SUVs and full-size pickup trucks; (3) our ability to reduce the costs associated with the manufacture and sale of electric vehicles; (4) the volatility of global sales and operations; (5) our significant business in China which subjects us to unique operational, competitive and regulatory risks; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) changes in government leadership and laws (including tax laws and regulations), economic tensions between governments and changes in international trade policies, new barriers to entry and changes to or withdrawals from free trade agreements, changes in foreign exchange rates, economic downturns in foreign countries, differing local product preferences and product requirements, compliance with U.S. and foreign countries' export controls and economic sanctions, differing labor laws and regulations and difficulties in obtaining financing in foreign countries; (8) our dependence on our manufacturing facilities; (9) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (10) prices of raw materials; (11) our highly competitive industry; (12) the possibility that competitors may independently develop products and services similar to ours despite our intellectual property rights; (13) security breaches and other disruptions to our vehicles, information technology networks and systems; (14) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (15) costs and risks associated with litigation and government investigations; (16) the cost and effect on our reputation of product safety recalls and alleged defects in products and services; (17) our ability to successfully and cost-efficiently restructure operations in various countries, including Korea, with minimal disruption to our supply chain and operations, globally; (18) our ability to realize production efficiencies and to achieve reductions in costs; (19) our ability to develop captive financing capability through GM Financial; and (20) significant increases in pension expense or projected pension contributions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our subsequent filings with the U.S. Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

Basis of Presentation

The financial and operational information included in this press release relate to our continuing operations and not our discontinued operations, which consist of the Opel and Vauxhall businesses and certain other assets in Europe and the European financing subsidiaries and branches that were sold in 2017.